SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 1, 1996


                         AmVestors Financial Corporation
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               (Exact Name of Registrant as Specified in Charter)



                                     Kansas
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                 (State or Other Jurisdiction of Incorporation)


                                     1-3685
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                            (Commission File Number)


                                   48-1021516
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                     (I.R.S. Employer Identification Number)


415 Southwest Eighth Avenue, Topeka, Kansas                              66603
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  (Address of Principal Executive Offices)                            (Zip Code)


        Registrant's telephone number, including area code (913) 232-6945

Item 5. Other Events.

     On July 1, 1996, AmVestors Financial Corporation issued the following press release relating to the offering of its 3% Convertible Subordinated Debentures due 2003:

FOR IMMEDIATE RELEASE

For:   AmVestors Financial Corporation           Contact:   Ralph W. Laster, Jr.
       415 SW Eighth Avenue                                 (913) 295-4406
       Topeka, KS  66603

               AMVESTORS FINANCIAL CORPORATION ENGAGED IN OFFERING
              OF $65 MILLION OF CONVERTIBLE SUBORDINATED DEBENTURES


     TOPEKA, KS, July 1, 1996 - AmVestors Financial Corporation announced today that it is engaged in an offering of up to $65 million of Convertible Subordinated Debentures pursuant to Regulation S under the Securities Act of 1933. The securities will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Debentures will carry a cash coupon of 3% payable semi-annually, are convertible into the Company's stock at $171/8, and will mature in seven years unless previously converted or redeemed. The Debentures are redeemable, in whole or in part, at the option of the holders thereof, on September 30, 2001 at 124.279% of their principal amount (which in essence reflects deferred interest for five years at a compounded rate of 4.25%), plus accrued but unpaid cash interest at the coupon rate of 3%. The Debentures will be redeemable, at the Company's option, on or after June 30, 1999, at certain specified declining redemption prices (starting at 103% of principal value) plus accrued but unpaid cash interest (at the rate of 3%) and accrued deferred interest (at the compound rate of 4.25%). The Debentures may be redeemed at the Company's option at their principal amount plus accrued cash interest (at the rate of 3%), but with no payment for accrued deferred interest, at any time after August 15, 1996, if the price of the Company's common stock equals or exceeds 135% of the conversion price of $171/8. The Debentures will be unsecured obligations of the Company subordinated to all existing and future senior indebtedness of the Company, and are effectively subordinated in right of payment to all liabilities of the Company's subsidiaries. The proceeds of the offering will be used to repay outstanding indebtedness and for other general corporate purposes.

     Due to the structure of the Debentures, there is not expected to be an active trading market for the Debentures in the United States.

     There can be no assurance that a transaction will be completed, or that the terms of the transaction will not vary from those described above. The Company does not undertake to make public any developments with respect to the transaction or any change in the terms, including without limitation the amount of the offering, prior to any closing of such a transaction.

     AmVestors Financial Corporation markets individual annuities and life insurance policies nationwide to the savings and retirement market.

     AmVestors' common stock trades on the New York Stock Exchange under the symbol AMV, while its Class A warrants trade on the NASDAQ Small Cap Market under the symbol AMVWW.

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